Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-157726 and No. 333-127262 on Form S-8 of ACCO Brands Corporation, of our report dated June 29, 2015 appearing in this Annual Report on Form 11-K of the ACCO Brands Corporation 401(k) Plan for the year ended December 31, 2014.

/s/ Crowe Horwath LLP    Crowe Horwath LLP

Oak Brook, Illinois
June 29, 2015